Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to Registration Statement (the “Registration Statement”) on Form S-1 of MYOS Corporation (the “Company”) of our report, dated April 11, 2012, with respect to our audit of the financial statements of the Company as of December 31, 2011 and for the year ended December 31, 2011, which report appears in this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Seligson & Giannattasio, LLP
Seligson & Giannattasio, LLP
White Plains, New York
August 17, 2012